Exhibit 99.1

SiTime Reports First Quarter 2022 Financial Results

SANTA CLARA, Calif., May 4, 2022 – SiTime Corporation, (Nasdaq: SITM), a market leader in precision timing, today announced financial results for the first quarter ended March 31, 2022.

Net revenue in the first quarter of 2022 was $70.3 million, a 97.7% increase from the $35.5 million in the first quarter of 2021 and a 7.2% decrease from the $75.7 million in the fourth quarter of 2021.

Generally Accepted Accounting Principles (GAAP) Results

In the first quarter of 2022 gross margins were $45.2 million, or 64.4% of revenue, operating expenses were $39.2 million, or 55.8% of revenue, GAAP income from operations was $6.1 million, or 8.6% of revenue and net income was $6.1 million, or $0.27 per diluted share.

Total cash and cash equivalents were $571.5 million on March 31, 2022.

Non-GAAP Results

This press release and its attachments include certain non-GAAP supplemental performance measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

In the first quarter of 2022, non-GAAP gross margins were $45.9 million, or 65.3% of revenue, non-GAAP operating expenses were $24.6 million, or 35.1% of revenue, non-GAAP income from operations was $21.3 million, or 30.3% of revenue and non-GAAP net income was $21.3 million, or $0.94 per diluted share.

The reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this release.

SiTime believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to SiTime’s financial condition and results of operations. SiTime believes that these non-GAAP financial measures provide additional insight into SiTime’s ongoing performance and core operational activities and has chosen to provide these measures for more consistent and meaningful comparison between periods. These measures should only be used to evaluate SiTime’s results of operations in conjunction with the corresponding GAAP measures. The non-GAAP results exclude the effect of stock-based compensation and related payroll taxes.

Inducement Plan Grants

SiTime granted restricted stock unit awards (“RSUs”) on May 3, 2022 that were approved by the Compensation Committee of its Board of Directors under SiTime’s 2022 Inducement Award Plan, as a material inducement to employment to 74 newly hired non-executive individuals. The RSUs were approved in accordance with Nasdaq Listing Rule 5635(c)(4). The inducement grants consisted of an aggregate of 92,846 RSUs. One-fourth of the RSUs will vest on the first February 20, May 20, August 20, or November 20 falling in the one-year anniversary quarter of the applicable vesting start date, and then 1/16th of the RSUs vest in equal quarterly installments on each February 20, May 20, August 20, and November 20, thereafter, subject to each such employee’s continued service on each vesting date. The inducement grants are subject to the terms and conditions of award agreements covering the grants and SiTime’s 2022 Inducement Award Plan.

Conference Call

SiTime will broadcast its first quarter of 2022 financial results conference call today, May 4, 2022, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time), which can be accessed by calling +1-844-467-7657 and using conference ID 7229109. The conference call will also be available via a live webcast on the investor relations section of the SiTime website at

investor.sitime.com. Please access the website at least a few minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay of the call will be available on the website for a limited period of time.

About SiTime

SiTime Corporation is a market leader in precision timing. Our programmable solutions offer a rich feature set that enables customers to differentiate their products with higher performance, smaller size, lower power, and better reliability. With over 2 billion devices shipped, SiTime is changing the timing industry. For more information, visit https://www.sitime.com/.

SiTime Corporation
Unaudited GAAP Condensed Consolidated Statements of Operations

	Three Months Ended
	March 31, 2022	March 31, 2021
	(in thousands, except per share data)
Revenue	$70,253	$35,542
Cost of revenue	25,020	16,725
Gross profit	45,233	18,817
Operating expenses:
Research and development	20,595	11,180
Selling, general and administrative	18,578	11,123
Total operating expenses	39,173	22,303
Income (loss) from operations	6,060	(3,486)
Other income (expense), net	148	(39)
Income (loss) before income taxes	6,208	(3,525)
Income tax expense	(68)	(40)
Net income (loss)	$6,140	$(3,565)
Net income (loss) attributable to common stockholders and comprehensive income	$6,140	$(3,565)
Net income (loss) per share attributable to common stockholders, basic	$0.29	$(0.20)
Net income (loss) per share attributable to common stockholders, diluted	$0.27	$(0.20)
Weighted-average shares used to compute basic net income per share	20,921	17,868
Weighted-average shares used to compute diluted net income per share	22,703	17,868

SiTime Corporation Unaudited Reconciliation of Non-GAAP Adjustments

	Three Months Ended
	March 31, 2022	March 31, 2021
	(in thousands, except per share data)
Reconciliation of GAAP gross profit and margin to non-GAAP
Revenue	$70,253	$35,542
GAAP gross profit	45,233	18,817
GAAP gross margin	64.4%	52.9%
Stock-based compensation and related taxes	656	461
Non-GAAP gross profit	$45,889	$19,278
Non-GAAP gross margin	65.3%	54.2%

Reconciliation of GAAP operating expenses to non-GAAP
GAAP research and development expenses	20,595	11,180
Stock-based compensation and related taxes	(6,144)	(2,998)
Non-GAAP research and development expenses	$14,451	$8,182

GAAP sales, general and administrative expenses	18,578	11,123
Stock-based compensation and related taxes	(8,404)	(4,000)
Non-GAAP sales, general and administrative expenses	$10,174	$7,123
Total Non-GAAP operating expenses	$24,625	$15,305

Reconciliation of GAAP income from operations to non-GAAP income from operations
GAAP income (loss) from operations	$6,060	$(3,486)
Stock-based compensation and related taxes	15,204	7,459
Non-GAAP income from operations	$21,264	$3,973
Non-GAAP income from operations as a percentage of revenue	30.3%	11.2%

Reconciliation of GAAP net income to non-GAAP net income
GAAP net income (loss)	$6,140	$(3,565)
Stock-based compensation and related taxes	15,204	7,459
Non-GAAP net income	$21,344	$3,894
Weighted-average shares used to compute diluted net income per share	22,703	17,868

Stock-based compensation and related taxes
Stock-based compensation	$14,280	$5,902
Stock-based compensation related taxes	924	1,557
Stock-based compensation and related taxes	$15,204	$7,459

GAAP net income (loss) per share diluted	$0.27	$(0.20)
Non-GAAP adjustments detailed above	0.67	0.42
Non-GAAP net income per share diluted	$0.94	$0.22

SiTime Corporation Unaudited GAAP Condensed Consolidated Balance Sheets

	As of
	March 31, 2022	December 31, 2021
	(in thousands)
Assets:
Current assets:
Cash and cash equivalents	$571,454	$559,461
Accounts receivable, net	30,651	38,376
Inventories	30,753	23,630
Prepaid expenses and other current assets	4,890	4,476
Total current assets	637,748	625,943
Property and equipment, net	44,211	37,902
Intangible assets, net	4,393	5,977
Right-of-use assets, net	11,478	8,194
Other assets	218	193
Total assets	$698,048	$678,209
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$12,508	$13,103
Accrued expenses and other current liabilities	21,565	24,282
Total current liabilities	34,073	37,385
Lease liabilities	8,941	6,398
Other non-current liabilities	1,160	1,929
Total liabilities	44,174	45,712
Commitments and contingencies
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	678,851	663,614
Accumulated deficit	(24,979)	(31,119)
Total stockholders’ equity	653,874	632,497
Total liabilities and stockholders’ equity	$698,048	$678,209

Investor Relations Contacts:

Shelton Group

Leanne Sievers | Brett Perry

1-949-224-3874 | 1-214-272-0070

sheltonir@sheltongroup.com

SiTime Corporation

Art Chadwick

Chief Financial Officer

investor.relations@sitime.com